Exhibit 99.1

SPANISH BROADCASTING SYSTEM REGAINS COMPLIANCE WITH NASDAQ MINIMUM BID PRICE RULE

COCONUT GROVE, FLORIDA, May 5, 2010 - Spanish Broadcasting System, Inc. (the “Company” or “SBS”) (NASDAQ: SBSA) today announced that it has been informed by The NASDAQ Stock Market that it is in compliance with the $1.00 minimum closing bid price requirement for continued listing on The NASDAQ Global Market.

About Spanish Broadcasting System, Inc.

Spanish Broadcasting System, Inc. is the largest publicly traded Hispanic-controlled media and entertainment company in the United States. SBS owns and/or operates 21 radio stations located in the top U.S. Hispanic markets of New York, Los Angeles, Miami, Chicago, San Francisco and Puerto Rico, which are leading radio stations airing the Tropical, Mexican Regional, Spanish Adult Contemporary and Hurban format genres. The Company also owns and operates Mega TV, a television operation with over-the-air, cable and satellite distribution and affiliates throughout the U.S. and Puerto Rico. SBS also produces live concerts and events in the major U.S. markets and Puerto Rico. In addition, the Company operates www.LaMusica.com, a bilingual Spanish-English online site providing content related to Latin music, entertainment, news and culture. The Company’s corporate Web site can be accessed at www.spanishbroadcasting.com .

This press release contains certain forward-looking statements. These forward-looking statements, which are included in accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, may involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results and performance in future periods to be materially different from any future results or performance suggested by the forward-looking statements in this press release. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that actual results will not differ materially from these expectations. Forward-looking statements, which are based upon certain assumptions and describe future plans, strategies and expectations of the Company, are generally identifiable by use of the words “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate,” “might,” or “continue” or the negative or other variations thereof or comparable terminology. Factors that could cause actual results, events and developments to differ are included from time to time in the Company’s public reports filed with the Securities and Exchange Commission. All forward-looking statements made herein are qualified by these cautionary statements and there can be no assurance that the actual results, events or developments referenced herein will occur or be realized. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operation results.

Contacts:
Analysts and Investors	Analysts, Investors or Media
Joseph A. García	Chris Plunkett
Chief Financial Officer, Chief Administrative Officer,	Brainerd Communicators, Inc.
Senior Executive Vice President and Secretary	(212) 986-6667
(305) 441-6901